INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AGL Resources Inc. (the "Registrant") on Form S-8 of our reports dated October 23, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Registrant for the year ended September 30, 2001.

DELOITTE & TOUCHE LLP

Atlanta, Georgia

July 25, 2002